EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-96645, 333-128103, 333-133385, 333-174695, 333-206070, and 333-287476) on Form S-8 and (No. 333-169946) on Form S-3 of our reports dated March 16, 2026, with respect to the consolidated financial statements and financial statement schedule II of USANA Health Sciences, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Salt Lake City, Utah
March 16, 2026